Exhibit 99.1

DRI Corporation Announces Order for Mobitec® Products in Singapore Transit Market

Company Establishes New Business Unit to Directly Serve the Region

DALLAS--(BUSINESS WIRE)--October 20, 2009--DRI Corporation (DRI) (NASDAQ: TBUS), a digital communications technology leader in the global surface transportation and transit security markets, announced today that the Company’s Mobitec AB (Mobitec) subsidiary in Sweden has secured an order of strategic significance from a transit system operator in Singapore.

David L. Turney, the Company’s Chairman, President and Chief Executive Officer, said: “This order for Mobitec® electronic destination sign systems is strategically relevant in that it marks significant progress in an important Asian transit market. The Singapore operator’s multi-modal transit fleet includes more than 900 bus vehicles and 100 rail cars. Product delivery commenced in third quarter 2009 and is expected to conclude in first quarter 2010. Additionally, we have opened a new business unit, Mobitec Far East Pte. Ltd., as part of our ‘global reach – local touch’ market approach. The new business unit will help position the Mobitec subsidiary for future business opportunities in Singapore and the surrounding region. Overall, the region has more than 5,000 new transit bus vehicle registrations annually.”

Mobitec, a global supplier of electronic information display systems, is highly respected for its products, technology, service, and quality. Mobitec is based in Herrljunga, Sweden. It presently operates business units in Australia, Brazil, Germany and Singapore, as well as a joint venture in India. For more information, visit www.mobitec.eu.

ABOUT THE COMPANY

DRI Corporation is a digital communications technology leader in the global surface transportation and transit security markets. Our products include: TwinVision® and Mobitec® electronic destination sign systems, Talking Bus® voice announcement systems, Digital Recorders® Internet-based passenger information and automatic vehicle location/monitoring systems, and VacTell® video actionable intelligence systems. Our products help increase the mobility, flow, safety, and security of people who rely upon transportation infrastructure around the globe. Using proprietary hardware and software applications, our products provide easy-to-understand, real-time information that assists users and operators of transit bus and rail vehicles in locating, identifying, boarding, tracking, scheduling, and managing those vehicles. Our products also aid transit vehicle operators in their quest to increase ridership and reduce fuel consumption, as well as to identify and mitigate security risks on transit vehicles. Positioned not only to serve and address mobility, energy conservation, and environmental concerns, our products also serve the growing U.S. Homeland Security market. For more information about the Company and its operations worldwide, go to www.digrec.com.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, any statement concerning the timing of the deliveries of orders; the establishment of the Mobitec Far East Pte. Ltd. business unit and its role in the Company’s business expansion plans in Asia; as well as any statement, express or implied, concerning future events or expectations or which use words such as “expect,” “fully expect,” “expected,” “appears,” “believe,” “plan,” “anticipate,” “would,” “should,” “goal,” “potential,” “potentially,” “range,” “pursuit,” “run rate,” “stronger,” “preliminarily,” “forecast,” “opinion,” etc., is a forward-looking statement. These forward-looking statements are subject to risks and uncertainties, including risks and uncertainties associated with the timing of the deliveries of orders; the risk that the establishment of the Mobitec Far East Pte. Ltd. business unit may not aid the Company’s business expansion plans in Asia; as well as other risks and uncertainties set forth in our Annual Report on Form 10-K filed March 31, 2009, and as updated in our Quarterly Report on Form 10-Q filed Aug. 13, 2009, particularly those identified in Risk Factors Affecting Our Business. There can be no assurance that any expectation, express or implied, in a forward-looking statement will prove correct or that the contemplated event or result will occur as anticipated.

CONTACT:
DRI Corporation Contact:
Veronica B. Marks
Manager, Corporate Communications
Phone: (214) 378-4776
Fax: (214) 378-8437
E-Mail: ir@digrec.com